                                                                   EXHIBIT 23(b)

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
White Mountains Insurance Group, Ltd.:

We consent to the incorporation by reference in the registration statements, as amended, No. 33-5297 on Form S-8 pertaining to the Long-Term Incentive Plan, No. 33-54006 on Form S-3 pertaining to the Medium-Term Notes Series A, No. 33-54749 on Form S-3 pertaining to Common Stock Warrants, No. 333-82563 on Form S-8 pertaining to Folksamerica Holding Company 401(k) Savings and Investment Plan, No. 333-89381 on Form S-8 pertaining to the Executive Bonus Plan, No. 333-89383 on Form S-8 pertaining to the Deferred Benefit Plan, No. 333-89385 on Form S-8 pertaining to the Directors Retirement Benefit Plan, No. 333-89387 on Form S-8 pertaining to the Voluntary Deferred Compensation Plan of our report dated February 12, 1999, with respect to the consolidated balance sheet of White Mountains Insurance Group, Ltd. and subsidiaries (formerly "Fund American Enterprises Holdings, Inc.") as of December 31, 1998, and the related consolidated statements of income and comprehensive income, statements of shareholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1998, and all related schedules, in the December 31, 1999 annual report on Form 10-K of White Mountains Insurance Group, Ltd.

/s/ KPMG LLP

Providence, Rhode Island
March 27, 2000